Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our report dated March 16, 2012, with respect to the consolidated financial statements and schedule included in the Annual Report of Famous Dave’s of America, Inc. on Form 10-K for the year ended January 1, 2012. We hereby consent to the incorporation by reference of said report in the Registration Statements of Famous Dave’s of America, Inc. on Forms S-3 (File No. 333-86358 effective April 22, 2002, File No. 333-48492 effective November 3, 2000, File No. 333-95311 effective March 23, 2000, File No. 333-54562 effective February 2, 2001, File No. 333-65428 effective July 24, 2001, and File No. 333-73504 effective November 21, 2001) and on Forms S-8 (File No. 333-176268 effective August 12, 2011, File No. 333-124985 effective May 17, 2005, File No. 333-88928 effective May 23, 2002, File No. 333-88930 effective May 23, 2002, File No. 333-88932 effective May 23, 2002, File No. 333-16299 effective November 18, 1996, File No. 333-49939 effective April 10, 1998, and File No. 333-49965 effective April 10, 1998).

/s/ Grant Thornton LLP

Minneapolis, Minnesota

March 16, 2012